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              SOUTHERN UNION COMPANY AND SUBSIDIARIES

                 COMPUTATION OF PER SHARE EARNINGS       Exhibit 11



                       Three            Six              Twelve
                    Months Ended    Months Ended      Months Ended
                    December 31,     December 31,     December 31,
                  ---------------  ---------------  ---------------
                    1994    1993     1994    1993     1994    1993
                  ------- -------  ------- -------  ------- -------
                            (in thousands of dollars,
                            except per share amounts)


Net earnings
  available
  for common
  stock. . . . .  $ 6,558 $ 4,741  $   390 $ 3,487  $ 5,279 $ 6,890
                  ======= =======  ======= =======  ======= =======

Primary earnings
  per share:
    Average
      shares out-
      standing .   11,455   8,367   11,452   8,319   11,445   8,286
    Stock options
      issued or
      granted. .      269     239      272     242      292     195
                  ------- -------  ------- -------  ------- -------
    Average
      shares out-
      standing .   11,724   8,606   11,724   8,561   11,737   8,481
                  ======= =======  ======= =======  ======= =======

    Primary
      earnings
      per share.  $   .56 $   .55  $   .03 $   .41  $   .45 $   .81
                  ======= =======  ======= =======  ======= =======

Fully diluted
  earnings per
  share:
    Average
      shares out-
      standing .   11,455   8,367   11,452   8,319   11,445   8,286
    Stock options
      issued or
      granted. .      269     239      272     277      292     278
                  ------- -------  ------- -------  ------- -------
    Average
      shares out-
      standing .   11,724   8,606   11,724   8,596   11,737   8,564
                  ======= =======  ======= =======  ======= =======

    Fully
      diluted
      earnings
      per share.  $   .56 $   .55  $   .03 $   .41  $   .45 $   .80
                  ======= =======  ======= =======  ======= =======


- ---------------------------------

Note: All periods have been adjusted for the 5% stock dividend distributed on June 30, 1994 and the three-for-two stock split distributed in the form of a 50% stock dividend on March 9, 1994.

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                  FINANCIAL DATA SCHEDULE